Exhibit 99.1

GWTI Name Robert Kevin Jones President

ARLINGTON, Texas, August 9, 2024

Greenway Technologies, Inc. (OTC: GWTI), (“Greenway”), an advanced gas-to-liquids (“GTL”) and gas-to-hydrogen (“GTH”) technology development company, announces that it named Robert Kevin Jones President of Greenway.

Mr. Jones, 59 years old, is one of Greenway’s largest shareholders. He has invested considerable personal capital into the Company and raised additional capital from investors. He is a member of the Board of Directors and brings his skills and personal connections to the Company, which the Board of Directors believes will serve the company well. Mr. Jones strongly desires to help lead the company from its pre-revenue state to a prosperous and profitable enterprise. Mr. Jones has over 35 years of business leadership experience, having founded and grown his company into one of the largest healthcare construction sector providers for 23 years, with revenues of nearly $100M until his departure in 2021.

Based in Arlington, Texas, the Company, through its wholly-owned subsidiary, Greenway Innovative Energy, Inc., is researching and developing proprietary GTL and GTH systems in association with the University of Texas at Arlington. These relatively small systems can be scaled to meet the natural gas supply wherever it is available. The Company’s patented technology has been integrated into its patented commercial G-Reformer® unit. This unit is the core of a system that can be used to make hydrogen (GTH) or, when combined with a Fischer-Tropsch unit, liquid fuels (GTL), including diesel fuel blend stock, with an associated variety of valuable long-chain hydrocarbon chemicals or methanol. In addition to a robust return on investment, the systems solve a critical problem by enabling conventional transportation of the liquid offtake or by creating hydrogen at the point of consumption. More specifically, GTL can convert stranded gas to a liquid that can be transported by conventional logistical methods, eliminating the need for a pipeline where none exists. For GTH, the hydrogen can be created at the point of use, removing the costly need to compress and transport centrally created hydrogen. Finally, the unit does this in either case with unequaled efficiency and no airborne carbon emissions.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding Greenway’s proprietary gas-to-liquids system, potential business developments and future interest in our clean fuel technologies.

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Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the JV with the University of Texas at Arlington, and the ongoing impact of the pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

Raymond Wright

Greenway Technologies, Inc.

raymond.wright@gwtechinc.com

For more information, visit GWTI’s website: www.gwtechinc.com

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